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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

Date of report (Date of earliest event reported):  December 9, 1999


                       AFTERMARKET TECHNOLOGY CORP.
                       ----------------------------
           (Exact Name of Registrant as Specified in Its Charter)


         Delaware                        0-21803                95-4486486
-------------------------------        ------------         -------------------
(State or Other Jurisdiction of        (Commission           (I.R.S. Employer
Incorporation or Organization)         File Number)         Identification No.)


One Oak Hill Center, Suite 400, Westmont, IL                      60559
--------------------------------------------                   ----------
  (Address of Principal Executive Offices)                     (Zip Code)


Registrant's Telephone Number, Including Area Code:  (630) 455-6000







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                          AFTERMARKET TECHNOLOGY CORP.

                                   FORM 8-K

ITEM 5. OTHER EVENTS.

     On December 9, 1999, Aftermarket Technology Corp. (the "Company") issued a press release announcing, among other things, that it expects earnings for 2000 of approximately $1.25 per share and further improvement of earnings of approximately 50% in 2001.

     The Company also announced that it expects to record restructuring charges of approximately $9.5 million in the fourth quarter of 1999. The Company still expects 1999 earnings to be $0.70 per share before these and other special charges recorded earlier in the year.

     A copy of the press release is attached to this Form 8-K as Exhibit 99.

     Following the issuance of the press release, Michael T. DuBose, Chairman of the Board, President and Chief Executive Officer of the Company, and Barry C. Kohn, Chief Financial Officer of the Company, conducted a telephonic conference with securities analysts and large institutional stockholders during which they stated that the Company expects earnings for the first quarter of 2000 to be approximately $0.25 per share, as compared to earnings before special charges of $0.10 per share in the first quarter of 1999.

                       FORWARD LOOKING STATEMENT NOTICE

     The above paragraphs contain forward-looking statements that involve risks and uncertainties because such statements are based upon assumptions as to future events that may not prove to be accurate. There can be no assurance that actual results will not differ materially from those projected or implied by such statements. The factors that could cause actual results to differ are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and other filings made by the Company with the Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBITS

         99 Press Release issued by Aftermarket Technology Corp. on December 9, 1999.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           AFTERMARKET TECHNOLOGY CORP.

Dated: December 9, 1999

                                           By:  /s/ Joseph Salamunovich
                                                -----------------------
                                                Joseph Salamunovich
                                                Vice President















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